EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (File No. 333-131322, effective January 27, 2006, File No. 333-65469, effective October 8, 1998 and File No. 333-161737, effective September 4, 2009) of Environmental Tectonics Corporation and Subsidiaries, of our report, dated May 27, 2010 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP
East Hanover, New Jersey
May 27, 2010